Exhibit 99.1

News Release

For Immediate Release

Applied Industrial Technologies to Acquire FCX Performance, Inc.

•	Acquisition Expands Offering into Specialty Flow Control Products & Services

•	Positions Applied ® as the Industry Leader for Engineered Fluid Power & Flow Control Solutions

CLEVELAND, OH (January 9, 2019) – Applied Industrial Technologies (NYSE: AIT) today announced it has reached a definitive agreement to acquire FCX Performance, Inc. (FCX), a leading distributor of specialty process flow control products and services based in Columbus, Ohio, for total consideration of approximately $768 million, subject to customary adjustments, and is expected to close within 30 days, upon completion of the Hart-Scott-Rodino waiting period and satisfaction of other customary conditions. The transaction will be financed with a new credit facility comprised of a $780 million Term Loan A and $250 million revolver, effective with the transaction closing.

FCX is the premier distributor of highly engineered valves, instruments, pumps, and lifecycle services to MRO and OEM customers across diverse industrial and process end markets. The company’s comprehensive value-added solutions help customers improve cost productivity, reduce downtime, increase efficiency and effectively meet increasing regulatory compliance standards. FCX operates 68 locations with more than 1,000 team members.

The acquisition is anticipated to contribute approximately $550 million in sales and $68 million in EBITDA in the first 12 months of Applied ownership, prior to recognition of one-time transaction expenses and the impact of purchase accounting adjustments. Additionally, the transaction is expected to be accretive in fiscal year 2019 following recognition of related one-time transaction costs in fiscal year 2018.

“We are very pleased to announce the pending acquisition of FCX, which further enhances our position as a differentiated industrial distributor,” said Neil A. Schrimsher, President & Chief Executive Officer for Applied. “FCX brings to Applied market leading, value-added specialty flow control expertise with premier brands, high-touch technical service, an extensive footprint, and strong customer relationships. This compelling adjacency move is an excellent fit, especially when considering served industries, customer opportunities, engineering capabilities and value-added services. Our combined resources will make us a leading technical solutions provider with significant opportunities for growth.”

Tom Cox, CEO of FCX, added, “We are extremely excited about the strategic prospects and overall fit with Applied. The shared business philosophies and values, as well as the complementary products, custom application expertise, and complete one-stop solutions offering will provide enhanced value for our customers and excellent growth potential for our suppliers and team members.”

Conference Call

Applied will hold a conference call to discuss the transaction at 10 a.m. ET on Tuesday, January 9, 2018. Presentation materials will be available prior to the call. Interested parties may listen to the call and access the webcast presentation and materials through the Investor Relations portion of the Company’s website at www.applied.com, or by dialing 877-311-4351 (toll free) or 614-999-9139 (International) using conference ID 8685729. A replay of the call will be available for two weeks by dialing 855-859-2056 or 800-585-8367 (both toll free), or 404-537-3406 using conference ID 8685729.

About Applied

Founded in 1923, Applied Industrial Technologies is a leading distributor of bearings, power transmission products, fluid power components, and other industrial supplies, serving MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. Applied also offers storeroom services and inventory management solutions that provide added value to its customers. For more information, visit www.applied.com.

Safe Harbor and Non-GAAP Financial Measures

This press release contains statements that are forward-looking concerning the agreement entered into by Applied to acquire FCX, including expectations regarding the financial and operational impact of the acquisition on Applied. The term “forward-looking” is defined by the Securities and Exchange Commission in its rules, regulations and releases, and Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “expect,” “anticipate,” “will,” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors, including the following: the consummation of the proposed transaction on the proposed terms and schedule; Applied’s financial and operational performance following the completion of the proposed transaction; the ability of Applied and the seller to satisfy closing conditions; Applied’s ability to close the transaction, successfully integrate the business, and realize the strategic and other benefits of the acquisition; the timing of when the acquisition will be accretive to earnings; trends in the industrial sector of the economy; and other risk factors identified in Applied’s most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

This press release includes certain forward-looking financial measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are numerical measures of financial performance that exclude or include amounts so as to be different than the most directly comparable measure that would be presented in accordance with GAAP in Applied’s consolidated balance sheets and related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable

GAAP measures. Applied’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. These forward-looking non-GAAP financial measures are intended to provide additional information to investors regarding Applied’s current expectations surrounding the pending FCX acquisition. We do not attempt to reconcile these measures with the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments identified below, the amounts of which could be material.

One non-GAAP measure, estimated EBITDA, represents a current estimate of FCX’s forward 12-month post-acquisition net income adjusted to exclude interest expense, income taxes, depreciation and amortization, as well as other adjustments described below. In addition, this press release includes a non-GAAP reference to the expected accretive impact of the proposed transaction to Applied’s earnings per share, based on projections for the acquired business in the first 12 months post-acquisition, excluding first-year transaction-related costs.

Forward EBITDA projections were developed based on FCX’s trailing 12-month actual results for the period ended September 30, 2017, as adjusted to conform accounting policies with Applied and normalized to exclude certain one-time items and approximate results under Applied’s ownership, based on quality of earnings reviews prepared by third parties. The adjusted historical base was then further adjusted for a non-material acquisition made by FCX in December 2017 and for additional financial performance information presented by FCX for the two months ended November 30, 2017. Estimated forward 12-month post-acquisition EBITDA assumes market sales growth, modest improvement in gross margins based on current FCX initiatives and estimated synergies, including both synergies from the integration of acquisitions completed by FCX prior to the proposed closing date as well as synergies available as a result of Applied’s ownership.

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CONTACT INFORMATION

INVESTOR RELATIONS

David K. Wells

Vice President – Chief Financial Officer & Treasurer

216-426-4755

CORPORATE & MEDIA RELATIONS

Julie A. Kho

Manager, Public Relations

216-426-4483